THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS IS AVAILABLE WITH RESPECT THERETO.

                                     WARRANT

September 12, 2000                                  Number of Shares: 1,071,428


                                  MCY.COM, INC.

                          Void after September 12, 2005

         1. Issuance. This Warrant is issued to Sapient Corporation, a Delaware corporation ("Sapient") by MCY.COM, Inc., a Delaware corporation (hereinafter with its successors called the "Company") pursuant to that certain Amendment No. 1 dated as of September 7, 2000 entered into in connection with the Master Professional Services Agreement dated as of May 22, 2000 by and between the Company and Sapient (the Amendment and the Master Professional Services Agreement referred to collectively as the "Services Contract").

         2. Purchase Price; Number of Shares. Subject to the terms and conditions hereinafter set forth, the registered holder of this Warrant (the "Holder"), commencing on the date hereof, is entitled, upon surrender of this Warrant with the subscription form attached hereto or such other form reasonably acceptable to the Company duly executed, at the office of the Company, or such other location as the Company shall notify the Holder of in writing, to purchase from the Company at a price of $2.25 per share (the "Purchase Price"), One Million Seventy One Thousand Four Hundred Twenty Eight (1,071,428) shares of common stock of the Company (the "Shares"). Until such time as this Warrant is exercised in full or expires, the Purchase Price and the Shares issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided.

         3.      Payment of Purchase Price; Net Issuance; Condition to Exercise.
                 --------------------------------------------------------------

         (a) The Purchase Price shall be payable in cash by delivery of immediately available funds in the form delivery of a certified check or by wire transfer to such account designated by the Company.

         (b) "Cashless Exercise:" Notwithstanding any provisions herein to the contrary, if, at the time of exercise of this Warrant, the Company's common stock is listed and is trading on the NASDAQ National Market or any other NASDAQ market and the fair market value (as determined by the closing price of one share of the Company's common stock at the close of regular trading on the immediately preceding trading day) of one share of the Company's common stock is greater than the applicable Purchase Price per share under this Warrant, in lieu of paying cash upon exercise of this Warrant, the holder may elect to receive the number of shares of common stock of the Company computed using the following formula:

          X =   Y(A-B)
                ------
                   A

 Where    X =  the number of shares of common stock to be issued to the holder;

          Y = the number of shares of common stock with respect to which this Warrant is being exercised;

          A = the fair market value of one share of the Company's common stock; and

          B =  then applicable per share Purchase Price under this Warrant

         (c) The Holder of this Warrant shall be entitled to exercise this Warrant to purchase Shares in part or in full at any time or from time to time upon achievement of the "Live" or "Launch" Date, as defined in the Services Contract (the "Delivery Date"). Prior to the Delivery Date, the Holder shall have no right to purchase the Shares covered by this Warrant.


         4. Partial Exercise. This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of Shares in respect of which this Warrant shall not have been exercised.

         5. Issuance Date. The person or persons in whose name or names any certificate representing Shares is issued hereunder shall be deemed to have become the holder of record of the Shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such Shares, whether or not the transfer books of the Company shall be closed.

         6. Expiration Date. This Warrant shall expire at the close of business on September 12, 2005, and shall be void thereafter.

         7. Reserved Shares; Valid Issuance. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of common stock, free from all preemptive or similar rights therein, as will be sufficient to permit the exercise of this Warrant in full. The Company further covenants that any Shares that may be issued pursuant to the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof. The Company represents that when the Shares are issued the Shares will not be subject to any restriction other than any restriction required by securities laws.

         8. Dividends. If at any time during the term of this Warrant, the Company shall subdivide the Shares, by split-up or otherwise, or combine the Shares, or issue additional Shares in payment of a dividend on the Shares, or any similar transaction affecting the Shares, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or dividend, or proportionately increased in the case of a combination.

         9. Mergers and Reclassifications. If at any time during the term of this Warrant there shall be any reclassification, capital reorganization or change of the Shares (other than as a result of a subdivision, combination or dividend provided for in Section 8 hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Shares), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company, then, as a condition of such reclassification, reorganization, change, consolidation, merger, sale or conveyance, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation, merger, sale or conveyance by a holder of the number of Shares which might have been purchased by the Holder immediately prior to such reclassification, reorganization, change, consolidation, merger, sale or conveyance, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of Shares issuable hereunder) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof.

         10. Fractional Units. In no event shall any fractional Shares be issued upon any exercise of this Warrant. If, upon exercise of this Warrant in its entirety, the Holder would, except as provided in this Section 10, be entitled to receive any fractional Shares, then the Company shall issue the next higher number of full Shares, issuing a full Share with respect to such fractional Share.

         11. Notice of Adjustment. Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a notice setting forth the Purchase

Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

         12.      Notices of Record Date, Etc.  In the event of:

                  (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any Shares or any other securities or property, or to receive any other right,

                  (b) any reclassification of the capital structure of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

                  then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or
(ii) the date on which any such reclassification, reorganization, consolidation, merger, sale or conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record in respect of such event are to be determined. Such notice shall be mailed at least 20 days prior to the date specified in such notice on which any such action is to be taken.

         13. Amendment. The terms of this Warrant may be amended, modified or waived only with the written consent of the Company and the Holder.

         14. Warrant Register; Transfers, Etc.

                  A. The Company will maintain a register containing the names and addresses of the registered Holder of the Warrant. The Holder may change its address as shown on the warrant register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at its address as shown on the warrant register.

                  B. This Warrant may not be transferred by the Holder with respect to any or all of the Shares purchasable hereunder without the express, written consent of the Company and in compliance with applicable federal and state securities laws other than to an affiliated company controlled by or under common control with the Holder. If the Company consents to any such transfer, upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the Shares purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of Shares in respect of which this Warrant shall not have been transferred.

                  C. In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction) and of indemnity reasonably satisfactory to the Company.

         15. Governing Law. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware.

         16. Successors and Assigns. This Warrant shall be binding upon the Company's successors and assigns and shall inure to the benefit of the Holder's successors, legal representatives and permitted assigns.

         17. Business Days. If the last or appointed day for the taking of any action required or the expiration of any right granted herein shall be a Saturday or Sunday or a legal holiday in Boston, Massachusetts, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

         18. Registration Rights. Upon exercise of this Warrant in whole or in part, the Holder shall be entitled to piggyback registration rights with respect to all shares of the Company's common stock received upon exercise thereof. In the event that the Company shall propose to register any of its shares of common stock under the Securities Act of 1933, as amended, the Company will give prompt written notice to the Holder of its intent to effect such registration. Upon receipt of an election to participate in such registration by the Holder, the Company will include in such registration all shares of common stock of the Company which the Holder has elected to include. In the event that the Company is reasonably unable to include all of the shares of common stock which the Holder has elected to include, the number of shares of common stock elected to be included shall be reduced on a pro rata basis with the other shareholders whose shares are being including in such registration (other than the Company). The costs and expenses, other than underwriting discounts and commissions with respect to the common stock, of such registration shall be borne by the Company. Notwithstanding the foregoing, Sapient's piggyback registration rights hereunder shall be subordinate to those of existing security holders in the event of a cutback in a managed public offering.

Dated:  September 13, 2000                        MCY.COM, INC.


                                                  By: /s/ Paul Cuthbertson
                                                     ---------------------------
                                                         Paul Cuthbertson
Attest:  /s/ Mitchell Lampert                            Chief Operating Officer
         --------------------

                         WARRANT TO SAPIENT CORPORATION

September 12, 2000                                   Number of Shares: 1,071,428

                                 SIGNATURE PAGE

         Subscription

To:__________________________


Date:_________________________


         The undersigned hereby subscribes for __________ Shares covered by the Warrant dated September 12, 2000 issued by MCY.COM, Inc. to Sapient Corporation. The certificate(s) for such Shares shall be issued in the name of the undersigned or as otherwise indicated below:

                                                  ______________________________
                                                  Signature

                                                  ______________________________
                                                  Name for Registration

                                                  ______________________________
                                                  Mailing Address

                                   Assignment
                                   ----------

         For value received ____________________________ hereby sells,

assigns and transfers unto ______________________________________

--------------------------------------------------------------------------
             Please print or typewrite name and address of Assignee

-----------------------------------------------------------------
the within Warrant, and does hereby irrevocably constitute and appoint _________

its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.


Dated:_______________________


                                                        _______________________

In the Presence of:


-----------------------------